Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Virginia Premium Income Municipal Fund

333-161975
811-7490

An additional preferred class of the registrants securities have been registered and have become effective on January 21, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred
Shares.

A copy of such Prospectus is contained in the Funds 497 filing on January 22, 2010, accession number
0001193125-10-010892, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-
SAR.